Exhibit 99.1
TCP Announces Inability to Meet Deadline to Regain Compliance with NYSE Continued Listing Standards;
Common Stock to Begin Being Quoted on OTC Link

AURORA, Ohio, Nov. 21, 2016 -- TCP International Holdings Ltd. (NYSE: TCPI) notified the New York Stock Exchange ("NYSE") today that it will be unable to complete the filing of its delinquent financial reports with the Securities and Exchange Commission ("SEC") and regain compliance with the NYSE's continued listing standards by November 25, 2016. As a result, the NYSE suspended the Company's common stock from trading, effective today, on the NYSE. The NYSE also notified the Company that it will commence proceedings to delist its common stock from the NYSE. The Company intends to appeal the NYSE's delisting determination and have such determination reviewed by a Committee of the Board of Directors of NYSE Regulation.
As previously disclosed, the NYSE granted the Company an extended cure period to file its delinquent SEC reports and regain compliance with the NYSE's continued listing standards. Also as previously disclosed, the Company's recently completed Audit Committee investigation found, among other things, that actions of the Company's Chairman, Ellis Yan, and the Company's Vice Chairman, Solomon Yan, resulted in a material weakness in the effectiveness of the Company's internal control over financial reporting. Although the Company has worked expeditiously to implement remedial actions and despite extensive discussions with the Company's Chairman and Vice Chairman, the Company does not expect to remediate the material weakness in time for the Company's independent auditors to complete their audit of the Company's financial statements by the end of the November 25, 2016 cure period.
The Company continues to operate its business as usual. Additionally, a delisting does not change the Company's public reporting requirements with the SEC or result in a default to any material contract. To minimize the impact to its shareholders, the Company has been exploring alternative trading platforms as a means to provide liquidity to its shareholders and expects that its shares of common stock will begin being quoted on Tuesday, November 22, 2016, under the symbol "TCPI" on the OTC Link, which is operated by OTC Markets Group Inc. The Company will continue to work towards remediating the material weakness, filing its SEC reports as soon as reasonably possible, and regaining the listing of its common stock on the NYSE.
About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP's extensive product offerings include LED and CFL lamps and fixtures and other energy efficient lighting products. TCP is a proud ENERGY STAR® partner of the U.S. Environmental Protection Agency. TCP's products are currently offered through thousands of retail and C&I distributors. Since TCP's inception, it has sold more than one billion energy efficient lighting products. For more information, visit http://www.tcpi.com.

Forward Looking Statements
Certain statements in this release may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those related to its ability to comply with SEC reporting obligations, regain NYSE listing requirements, and have its common stock traded on other exchanges. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.
Contact
Zachary Guzy
Interim Chief Financial Officer
330-954-7689
ir@tcpi.com